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Exhibit 10.3

SECOND AMENDMENT TO
MSC.SOFTWARE CORPORATION
REVOLVING CREDIT AND TERM LOAN AGREEMENT
AND WAIVER

This Second Amendment to Revolving Credit and Term Loan Agreement and Waiver ("Second Amendment") is made as of this 23rd day of July, 2002 by and among MSC.Software Corporation, a Delaware corporation ("Company"), Mechanical Dynamics, Inc., a Michigan corporation, successor by merger to MSC Acquisition II Corp. ("MDI" and collectively with the Company, the "Borrowers"), the banks signatory hereto (each individually, a "Bank" and collectively, the "Banks"), Comerica Bank, as administrative agent and as syndication agent for the Banks (in such capacity, "Agent").

RECITALS

        A.    Borrowers, Agent and the Banks entered into that certain MSC.Software Corporation Revolving Credit and Term Loan Agreement dated as of April 18, 2002, as amended by that certain waiver letter dated as of June 27, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement").

        B.    The Borrowers have requested that Agent and the Banks (i) amend the financial covenant levels, (ii) waive certain defaults under the Credit Agreement and extend the delivery date for certain post-closing requirements and (iii) make certain other amendments to the Credit Agreement, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

        NOW, THEREFORE, Borrowers, Agent and the Banks agree:

1.
Section 1 of the Credit Agreement is hereby amended as follows:

(a)
The following definition is hereby amended and restated in its entirety as follows:

      "Revolving Credit Aggregate Commitment" shall mean $6,727,501.77, subject to reduction or termination under Section 2.13, 2.14 or 9.2 hereof.

  (b)
  The following definitions are added to Section 1 of the Credit Agreement to read in their entirety as follows:

      "Amendment Fee" shall mean the amendment and waiver fees payable to the Agent, for distribution to the Banks pursuant to Section 7.22 hereof.

      "Consultant" shall mean Brandlin & Associates, in its capacity as consultant and financial advisor to the Borrowers, or any other consultant retained by the Borrowers and approved by the Majority Banks to act in such capacity.

      "Second Amendment" shall mean the Second Amendment to the Credit Agreement dated as of July 23, 2002.

      "Second Amendment Effective Date" shall mean the date the Second Amendment becomes effective pursuant to Section 11 of the Second Amendment.

      "Seller Note(s)" shall mean the subordinated promissory notes dated July 19, 2001 issued by the Company to the Former AES Shareholders named on Schedule 8.1(b) hereto in aggregate face amount of $20,000,000, as amended, subject to the terms hereof, from time to time.

  (c)
  The following definition is hereby amended as follows:

      The references in subparagraph (g) of the definition of "Permitted Acquisitions" to "Fifteen Million Dollars ($15,000,000)", "Thirty Million Dollars ($30,000,000)" and "One Hundred Million Dollars ($100,000,000)" in clauses (X), (Y) and (Z) thereof, respectively, are hereby deleted and replaced with "Zero Dollars ($0)".

2.
The following is added as Section 2.17 of the Credit Agreement:

      "2.17    No Eurocurrency Advances.    Notwithstanding anything to the contrary herein, no Eurocurrency Advances may be requested or made from and after June 28, 2002."

3.
The first sentence of Section 3.1 of the Credit Agreement is hereby amended to replace the word "shall" with the word "may".

4.
Section 4.5 of the Credit Agreement is hereby amended and restated as follows:

      "4.5    Repayment of Principal.    The Borrowers shall repay the Term Loan in principal installments due and payable on the first day of each month on the applicable dates and in the applicable amounts specified below until the Term Loan Maturity Date, when all principal plus accrued interest thereon shall be due and payable:

Due Dates	Installment Amounts
August 1, 2002 and September 1, 2002	$750,000 each
October 1, 2002	$3,500,000
November 1, 2002 and December 1, 2002	$1,000,000 each
First day of the first month of each fiscal quarter (commencing on and after January 1, 2003)	$4,000,000 each
First day of the second and third month of each fiscal quarter thereafter (commencing on and after February 1, 2003)	$1,000,000 each
5.
Section 7 of the Credit Agreement is hereby amended as follows:

(a)
Section 7.2(g) shall be redesignated as Section 7.2(h) and the following shall be added as new Section 7.2(g):

      "(g) on the first and fifteenth day of each month, updated rolling twelve week cash forecasts; and"

  (b)
  Section 7.10 is amended and restated in its entirety as follows:

      "7.10    Maintain Minimum Liquidity and Minimum Liquidity Ratio.

      (a)    Maintain at all times during the time periods specified below Minimum Liquidity of not less than the following amounts:

Period	Amount
Second Amendment Effective Date through 9/29/02	$25,000,000
9/30/02 and thereafter	$30,000,000

      (b)    Maintain on the dates specified below Minimum Liquidity of not less than the following amounts:

Applicable Dates	Amount
7/26/02	$25,700,000
8/02/02	$25,000,000
8/09/02	$25,300,000
8/16/02	$25,000,000
8/23/02	$31,500,000
8/30/02	$31,800,000
9/06/02	$29,600,000
9/13/02	$30,000,000
9/20/02	$33,000,000
9/27/02	$34,200,000

      (c)    Maintain, for the four fiscal quarters then ending, a Minimum Liquidity Ratio of not less than the following amounts during the periods specified below:

Period	Ratio
As of 6/30/02	1.25 to 1
7/01/02 through 6/30/03	1.10 to 1
7/1/03 through 9/30/03	1.25 to 1
10/01/03 through 12/31/04	1.50 to 1
1/01/05 and thereafter	1.75 to 1
  (c)
  Section 7.11 is amended and restated in its entirety as follows:

      "7.11    Maintain Minimum Consolidated EBITDA.    Maintain as of the end of fiscal quarter of Company ending during the periods set forth below,

      Consolidated EBITDA of not less than the following amounts during the periods specified below:

Period	Amount
As of 6/30/02	$30,500,000
7/01/02 through 9/30/02	$33,300,000
10/01/02 through 12/31/02	$34,500,000
1/01/03 through 3/31/03	$46,000,000
4/01/03 through 6/30/03	$55,900,000
7/01/03 through 9/30/03	$64,800,000
10/01/03 through 12/31/03	$71,500,000
1/01/04 through 3/31/04	$75,000,000
4/01/04 through 12/31/04	$80,000,000
1/01/05 and thereafter	$85,000,000
  (d)
  Section 7.12 is amended and restated in its entirety as follows:

      "7.12    Maintain Consolidated Leverage Ratio.    Maintain as of the last day of any period of four consecutive fiscal quarters ending during any period set forth below, a Consolidated Leverage Ratio of not more than the following amounts during the periods specified below:

Period	Ratio
As of 6/30/02	3.40 to 1.00
7/01/02 through 9/30/02	3.00 to 1.00
10/01/02 through 12/31/02	2.75 to 1.00
1/01/03 through 3/31/03	2.00 to 1.00
4/01/03 through 6/30/03	1.75 to 1.00
7/01/03 through 9/30/03	1.50 to 1.00
10/01/03 and thereafter	1.25 to 1.00
  (e)
  The following is added as Section 7.21 of the Credit Agreement:

      "7.21    Consultant.    (a)    Maintain the engagement of the Consultant, and cause the Consultant to fully disclose all information with respect to the Company and its Subsidiaries as may be requested from time to time by the Agent or any Bank, and (b) authorize the Consultant to provide such information and engage in such discussions as may be requested from time to time by Agent or any Bank with or without notice to or the presence of the Company or any Subsidiary. All information received by Agent or the Banks from or through Consultant is subject to Section 13.11 of this Agreement."

  (f)
  The following is added as Section 7.22 of the Credit Agreement:

      "7.22    Amendment Fee.    Pay to the Agent for distribution to each Bank which approves the Second Amendment prior to 5:00 p.m. (Los Angeles time) on Tuesday, July 23, 2002 ("Approving Banks"), pro-rata in accordance with their respective Percentage, an Amendment Fee, such fee to be due and payable in installments, unless the Indebtedness has been paid and discharged in full (and all of the Agents' and the Banks' commitments hereunder have been terminated) prior thereto, on the dates and in the amounts set forth below:

      (i)
      on the Second Amendment Effective Date, an amount equal to 50 basis points times the sum of Revolving Credit Aggregate Commitment and principal amount outstanding on the Term Loan as of such date of the Approving Banks;

      (ii)
      on or before October 2, 2002, an amount equal to 50 basis points times the sum of Revolving Credit Aggregate Commitment and principal amount outstanding on the Term Loan as of such date of the Approving Banks;

      (iii)
      on or before December 31, 2002, $500,000;

      (iv)
      on or before March 31, 2003, $500,000;

      (v)
      on or before June 30, 2003, $500,000; and

      (vi)
      on or before December 31, 2003, $1,000,000.

      Whenever any payment of the Amendment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Approving Bank of its share of the Amendment Fee based upon its respective Percentage. It is expressly understood that the Amendment Fee shall be deemed fully earned and that each installment thereof, once paid, shall not be refundable under any circumstances."

6.
Section 8.11 is hereby amended and restated in its entirety as follows:

      "8.11    Prepayment of Debt; Payments under Seller Notes.    Prepay, purchase, redeem or defease any Debt for money borrowed (including without limitation any Subordinated Debt) or any capital leases, excluding refinancings or renewals of such Debt in the same or lesser amounts (and giving effect to any required amortization) on substantially the same terms or on terms more favorable to the obligor thereunder, and otherwise in compliance with this Agreement; or make any payment under or in respect of the Seller Notes, including without limitation any prepayment or any payment of regularly scheduled interest or of principal (at maturity or otherwise), provided, however, that if the maturity date of the Seller Notes is extended to June 30, 2004 (or to any date thereafter), Company may make regularly scheduled payments of interest if (a) Company has provided not less than five (5) Business Days prior written notice to Agent of its intent to make such payment, accompanied by (i) pro forma financial information comparable to that required to be submitted in connection with a proposed acquisition and demonstrating financial covenant compliance as of the date of such payment and as of the last day of the next succeeding reporting period, and (ii) a certification that both before and after giving effect to such payment (and taking into account the making thereof), no

      Default or Event of Default has occurred and is continuing (or will occur as of the last day of the next succeeding reporting period) and that such payment would be permitted under the terms of this Agreement, and (b) all matters contained in the pro forma financial information and the certification delivered under clause (a) of this Section 8.11 are true and correct as of the date thereof and as of the date of the making of such payment."

7.
The following is hereby added to the Credit Agreement as Section 9.1(0):

      "(o)    an event or circumstance which could reasonably be expected to have a Material Adverse Effect and which (i) occurs on or after June 27, 2002, or (ii) which occurred prior to June 27, 2002, and of which the Banks were not aware on such date."

8.
The Replacement Schedule 1.1 (Applicable Margin and Applicable Fee Percentage) attached hereto as Attachment 2 shall replace the original Schedule 1.1 to the Agreement, in its entirety.

9.
The Banks hereby waive compliance by the Company with the following provisions of the Credit Agreement:

(a)
Sections 7.9, 7.10, 7.11 and 7.12 of the Credit Agreement, in each case for the Company's fiscal quarter ending as of June 30, 2002, such waiver being given retroactive effect, for purposes of this Second Amendment, to June 30, 2002; and

(b)
Section 5.3(d) of the Credit Agreement and the Post-Closing letter dated as of April 18, 2002 for the failure to deliver a landlord agreement for the property located in San Mateo, California.

10.
The Banks hereby waive the failure by the Borrowers to deliver the following items on or before July 16, 2002, as required under Section 7.17(a) of the Credit Agreement (such waiver to be effective retroactively to July 16, 2002) and consent to the extension of the delivery date for the following items required under as set forth below:

(a)
A foreign share pledge covering 65% of the shares of Mechanical Dynamics Japan K.K. ("MDJ Pledge") to October 16, 2002, provided, however that the required delivery date for the MDJ Pledge shall be extended to January 16, 2002 if the sole reason for the Borrowers' failure to deliver the MDJ Pledge is due to the refusal by the minority shareholders of MDJ to consent to the delivery of the MDJ Pledge (as required under the applicable corporate documentation for MDJ) on commercially reasonable terms; and

(b)
Local law opinion of counsel from German counsel with respect to the enforceability of the German share pledge previously delivered by the Borrowers, to September 16, 2002.

11.
This Second Amendment shall become effective (according to the terms hereof) on the date confirmed in a written notice to the Borrowers and the Banks from the Agent (the "Second Amendment Effective Date") that the following conditions have been fully satisfied by the Borrowers, which date shall occur on or before July 23, 2002 (the "Conditions"):

          (a)  Agent shall have received counterpart originals of this Second Amendment, in each case duly executed and delivered by the Borrowers and the requisite Banks and the Agent in form satisfactory to Agent and such Banks.

          (b)  the Agent shall have received the following Collateral Documents, Guaranty and other Loan Documents:

            (i)    the Reaffirmation of Guaranty, executed and delivered by each of the Guarantors in the form attached to this Second Amendment as Attachment 1; and

            (ii)  any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, and stock powers) reasonably required to be filed in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 5.3(d) of the Credit Agreement, or other office, as the case may be.

            (iii)  certified copies of resolutions of the Boards of Directors of each of the Borrowers and each of the Guarantors authorizing, as applicable, the execution and delivery of this Second Amendment and the other Loan Documents required under this Section 10 and the performance by the Borrowers and the Guarantors of each of their respective obligations under the Credit Agreement as amended by this Second Amendment.

          (c)  Borrowers shall have paid to Agent, for distribution to the Banks (based on their respective Percentages), as applicable all interest, fees and other amounts, if any, owed to the Agent and the Banks and accrued to the Second Amendment Effective Date, including without limitation the portion of the Amendment and Waiver Fee due and payable on the Second Amendment Effective Date as set forth in Section 7.22 of the Credit Agreement.

12.
Each of the Borrowers and each of the undersigned Guarantors, as applicable, hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Second Amendment and the other Loan Documents required to be delivered hereunder, and the performance by the Borrowers of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Second Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this Second Amendment, the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.24 inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations specifically relate to an earlier date), and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement, and (c) as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

13.
Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

14.
Each Borrower and each Guarantor hereby acknowledges and confirms that it does not possess (and hereby forever waives, releases and holds harmless the Agent, each of the Banks and each of their respective former, current and future parents, subsidiaries, affiliates, directors, officers, employees, attorneys and other representatives and each of their respective successors and assigns (collectively, the "Lender Parties") from and against, and agrees not to allege or pursue) any claim, cause of action, demand, defense, and other right of action whatsoever, in law or equity which it and its respective successors or assigns have or may have against the Lender Parties, or any of them, prior to or as of the date of this Second Amendment by reason of any cause or matter of any kind or nature whatsoever, including, but not limited to, any cause or matter arising from, relating to, or connected with, in any manner the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Second Amendment (including, without limitation, any payment, performance, validity or enforceability of any or all of the indebtedness, covenants, agreements, rights, remedies, obligations and liabilities under the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Second Amendment) or any transactions relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

15.
The Borrower agrees to provide to Agent, within 30 days after the Second Amendment Effective Date, with the opinions of counsel to the Borrowers and each of the Guarantors in form and substance acceptable to the Agent and the Banks.

16.
Each Borrower and each Guarantor hereby acknowledges and agrees that this Second Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Borrowers, the Guarantors or any other party or any rights, privilege or remedy of the Agent or the Banks under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

17.
Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.

18.
This Second Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement.

19.
This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

        WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent		MSC.SOFTWARE CORPORATION

By	/s/ WILLIAM B. MURDOCK William B. Murdock	By:	/s/ LOUIS A. GRECO
Its:	Vice President	Its:	Chief Financial Officer

MECHANICAL DYNAMICS, INC., successor by merger to MSC Acquisition II Corp.

		By:	/s/ LOUIS A. GRECO
		Its:	Chief Financial Officer and Secretary

SWING LINE BANK AND ISSUING BANK:		COMERICA BANK-CALIFORNIA

		By:	/s/ SCOTT LANE
		Its:	Vice President

BANKS:		COMERICA BANK-CALIFORNIA

		By:	/s/ SCOTT LANE
		Its:	Vice President

KEY CORPORATE CAPITAL, INC.

		By:	/s/ JULIEN MICHAELS
		Its:	Vice President

U. S. BANK NATIONAL ASSOCIATION

		By:	/s/ SCOTT BELL
		Its:	Vice President

BNP PARIBAS

		By:	/s/ TJALLING TERPSTRA	/s/ JANICE S. H. HO
		Its:	Director	Director

THE BANK OF NOVA SCOTIA

		By:	/s/ ED KOFMAN
		Its:	Director

        [signature page to Second Amendment]

ATTACHMENT 1 TO SECOND AMENDMENT

ACKNOWLEDGMENT OF GUARANTORS

        Each of the undersigned guarantors hereby acknowledges that (a) the applicable Guarantor executed a Guaranty dated as of April 18, 2002 (except in the case of MDI International, Inc., which executed a Joiner to Guaranty dated as of May 9, 2002, pursuant to which such Guarantor guaranteed the obligations of MSC.Software Corporation ("Company") and Mechanical Dynamics, Inc. ("MDI" and collectively with the Company, the "Borrowers") under that certain MSC.Software Corporation Revolving Credit and Term Loan Agreement dated as of April 18, 2002, as amended (as amended, the "Credit Agreement") by and among the Borrowers, certain financial institutions (the "Banks") and Comerica Bank as agent for the Banks (the "Agent") and (b) the Borrowers, the Banks and the Agent have executed a Second Amendment dated as of date hereof (the "Second Amendment") to such Credit Agreement (the Credit Agreement as amended thereby, the "Amended Credit Agreement"). Each of the Guarantors hereby ratifies and confirms such Guarantor's obligations under the Amended Credit Agreement and the applicable Guaranty, and agrees that the applicable Guaranty remains in full force and effect after giving effect to the effectiveness of the Second Amendment and that, upon such effectiveness, all references in such Amended Credit Agreement and the Guaranty to the "Credit Agreement" shall be references to the Amended Credit Agreement. Capitalized terms not otherwise defined herein will have the meanings given in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

        Dated as of the 23rd day of July, 2002

MDI INTERNATIONAL, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer and Secretary

ACKNOWLEDGMENT OF GUARANTORS
(CONTINUED)

MSC.INTERNATIONAL COMPANY

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

ADVANCED ENTERPRISE SOLUTIONS, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

TYRA TECHNOLOGIES, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

MARC ANALYSIS RESEARCH CORPORATION

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

KNOWLEDGE REVOLUTION, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

PDA ENGINEERING

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

ATTACHMENT 2

Replacement Schedule 1.1
Applicable Margin Grid

MSC. SOFTWARE CORP.
Revolving Credit and Term Loan Facility Agreement
(basis points per annum)

Periods	5/15/02 through 7/14/02	7/15/02 through 8/14/02	8/15/02 through 9/14/02	9/15/02 through 10/14/02	10/15/02 through 11/14/02	11/15/02 through 12/14/02	12/15/02 and thereafter
Revolving Credit Facility Fee	50	50	50	50	50	50	50
Revolving Credit Base Rate Margin	100	200	250	300	350	400	450
Term Loan Base Rate Margin	150	250	300	350	400	450	500
Letter of Credit Fees (exclusive of facing fees)	100	200	250	300	350	400	450
Term Loan Commitment Fee	25	25	25	25	25	25	25

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  Exhibit 10.3
SECOND AMENDMENT TO MSC.SOFTWARE CORPORATION REVOLVING CREDIT AND TERM LOAN AGREEMENT AND WAIVER
RECITALS
ATTACHMENT 1 TO SECOND AMENDMENT ACKNOWLEDGMENT OF GUARANTORS
ACKNOWLEDGMENT OF GUARANTORS (CONTINUED)
Replacement Schedule 1.1